UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 10, 2021

AB PRIVATE CREDIT INVESTORS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-01196	81-2491356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas

New York, NY 10105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 969-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On September 10, 2021, AB Private Credit Investors Corporation (the “Fund”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Fund’s stockholders approved four proposals by the requisite vote. The issued and outstanding shares of stock of the Fund entitled to vote at the Annual Meeting consisted of 28,456,852.065 shares of common stock outstanding on the record date, July 1, 2021. Of the eligible shares of common stock to be voted, 14,960,938.164 were represented at the Annual Meeting, either in person or by proxy, constituting a quorum. The final voting results from the Annual Meeting were as follows:

Proposal 1. To re-elect Matthew Bass as a Class II director of the Fund, for a three-year term expiring at the 2024 annual meeting of stockholders and until Mr. Bass’ successor is duly elected and qualified.

Name	Votes For	Votes Against	Abstentions
Matthew Bass	14,756,257.009	85,869.147	118,812.008

Proposal 2. To re-elect John G. Jordan as a Class II director of the Fund, for a three-year term expiring at the 2024 annual meeting of stockholders and until Mr. Jordan’s successor is duly elected and qualified.

Name	Votes For	Votes Against	Abstentions
John G. Jordan	14,712,848.295	117,478.884	130,610.985

Proposal 3. To amend the Fund’s charter to clarify that a quarterly tender offer program constitutes a liquidity option for stockholders, consistent with the Fund’s offering documents.

Votes For	Votes Against	Abstentions
14,858,270.926	27,191.335	75,475.903

Proposal 4. To ratify the appointment of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for 2021.

Votes For	Votes Against	Abstentions
14,776,976.696	105,013.443	78,948.025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2021	AB PRIVATE CREDIT INVESTORS CORPORATION

	By:	/s/ Wesley Raper
Wesley Raper
Chief Financial Officer and Treasurer